EXHIBIT 99.1
Leidos Delivers Strong Second Quarter and Enhances Full-Year Guidance
▶Revenues of $4.6 billion, up 7% year-over-year
▶Net income of $356 million or $2.81 per diluted share
▶Adjusted EBITDA (non-GAAP) of $631 million and Adjusted EBITDA margin (non-GAAP) of 13.8%
▶Non-GAAP Diluted Earnings per Share of $3.26, up 2% year-over-year
▶Cash Flows from Operations of $793 million; Non-GAAP Free Cash Flow of $761 million

RESTON, Va., August 4, 2026 – Leidos Holdings, Inc. (NYSE: LDOS) today reported financial results for the second quarter of fiscal year 2026, highlighted by robust revenue growth and free cash flow generation.
"I'm pleased to report another strong quarter for Leidos," said Chief Executive Officer Tom Bell. "In addition to achieving milestones for revenue and cash, we booked $5 billion of contract awards. We’re seeing meaningful growth emerge across our Defense Tech, Energy Infrastructure, and Cyber growth pillars. And we have greater visibility into the long-term role of our Managed Healthcare pillar. The strength of our balanced portfolio allows us to enhance our 2026 guidance for revenues, earnings, and cash.”

SUMMARY OPERATING RESULTS

	Three Months Ended
(in millions, except margin and per share data)	July 3, 2026	July 4, 2025
Revenues	$4,558	$4,253
Net income	$356	$393
Net income margin	7.8%	9.2%
Diluted earnings per share (EPS)	$2.81	$3.01
Non-GAAP Measures*:
Adjusted EBITDA	$631	$647
Adjusted EBITDA margin	13.8%	15.2%
Non-GAAP diluted EPS	$3.26	$3.21

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another representation of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Revenues for the quarter were $4.56 billion, up 7% compared to the second quarter of 2025, including 4% organically. Revenues grew year-over-year due to increased customer demand for defense tech products, energy and air traffic management solutions, and intelligence mission support.
For the second quarter, net income was $356 million, or $2.81 per diluted share. Net income and diluted EPS were both down 9% and 7%, respectively, year-over-year; net income margin was 7.8% compared to 9.2% in the second quarter of 2025. Net income and diluted EPS for the quarter reflect $29 million in costs associated with the acquisition of ENTRUST Solutions Group ("Entrust") and the pending joint venture with Analogic Corporation, as well as restructuring costs associated with the NorthStar 2030 re-alignment. Adjusting for these and certain other items, non-GAAP net income decreased 1% year-over-year, to $413 million for the second quarter, and non-GAAP diluted EPS increased 2% to $3.26.
In addition, adjusted EBITDA was $631 million for the second quarter, down 2% year-over-year. Adjusted EBITDA margin of 13.8% decreased from 15.2% in the second quarter of 2025. Profitability in the current quarter reflected excellent program execution and disciplined cost management across the portfolio; profitability in the year-ago quarter benefited from several one-time, non-operational gains, including a $25 million insurance reimbursement for legal costs.

1	Leidos Holdings, Inc. Exhibit 99.1

CASH FLOW SUMMARY
Net cash provided by operating activities for the quarter was $793 million for an operating cash flow conversion ratio of 224%. After adjusting for property, equipment, and software payments, quarterly free cash was $761 million for a free cash flow conversion ratio of 185%.
For the quarter, Leidos used $38 million in investing activities, including $32 million in property, equipment and software payments. Leidos used $423 million in financing activities, consisting primarily of $300 million in debt paydown and $127 million returned to shareholders, including $72 million in share repurchases and $55 million as part of a regular quarterly cash dividend program. As of July 3, 2026, Leidos had $748 million in cash and cash equivalents and $6.0 billion of debt.
NEW BUSINESS AWARDS
Net bookings totaled $4.9 billion in the quarter, representing a book-to-bill ratio of 1.1. As a result, backlog at the end of the quarter was $48.7 billion, of which $10.2 billion was funded. Trailing-twelve-month book-to-bill of 1.1 resulted in year-over-year growth in total and funded backlog of 5% and 44%, respectively. Quarterly bookings included several key awards:
▶Avionics Intermediate Shop (AIS) Production Support Integration (PIS). The U.S. Air Force Sustainment Center awarded Leidos a $475 million follow-on AIS PIS contract to manage the computerized diagnostic system that fixes the F-16 fighter jets. The company will deliver independent systems engineering, resolve complex component shortages, and manage original equipment manufacturer subcontracts. This work ensures sustained mission readiness of F-16 fleets for the U.S. Air Force, European, and foreign partners.
▶General Services Administration (GSA) Military OneSource. Leidos secured a $456 million contract from the GSA to manage the Military OneSource program over the next four years. Under this agreement, Leidos will deliver comprehensive 24/7 well-being services, including confidential counseling, tax support, and relocation tools to more than 4.7 million service members and their families worldwide. This strategic win further cements Leidos as a leading provider of global military health and managed health services.
▶U.S. Air Force Electronic Warfare Mission Support. Leidos received a $350 million contract modification to provide additional high-end technical support for the U.S. Air Force Material Command. The company will supply additional units of its advanced low-band surveillance radar infrastructure alongside specialized signal-processing software. These mission-critical capabilities are engineered to defeat adversary low-observable assets and mitigate heavy electronic countermeasures, providing defense networks with the definitive, high-fidelity threat intelligence required for modern multi-domain operations.
▶Defense Health Agency (DHA) Reserve Health Readiness Program (RHRP) 3.1. Leidos will maintain uninterrupted medical and dental exams for U.S. military reservists under a potential 30-month, $325 million contract modification while the DHA finalizes its long-term transition strategy for RHRP.
▶Customs Border Patrol (CBP) Medium Energy Mobile (MEM) Systems. Leidos secured a five-year, $270 million single-award indefinite delivery, indefinite quantity (IDIQ) contract from CBP to deliver up to 100 MEM Systems. These flexible, non-intrusive inspection units scan vehicles and cargo for contraband, drugs, and weapons and will be deployed at various points of entry across the U.S. This award will align to the Leidos Security Enterprise Solutions and Analogic Corporation joint venture upon its formation.
▶Naval Surface Warfare Center (NSWC) Multi-Service Advanced Capability Hypersonics Test Bed (MACH-TB) 2.0. The NSWC awarded Leidos an $88 million other transaction authority (OTA) contract to develop experimental hypersonic glide vehicles to serve as real-world testbeds for advancing high-speed flight technologies.

Leidos Holdings, Inc. Exhibit 99.1	2

FORWARD GUIDANCE
Leidos is raising its fiscal year 2026 guidance as follows:

FY26 Guidance
Measure	Current	Prior
Revenues (B)	$18.20 - $18.40	$18.00 - $18.40
Adjusted EBITDA Margin	Mid 13%	Mid 13%
Non-GAAP Diluted EPS	$12.20 - $12.50	$12.10 - $12.50
Cash Flows Provided by Operating Activities (B)	Approximately $1.85	Approximately $1.80
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income margin or diluted EPS due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income margin or diluted EPS may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income margin and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.

3	Leidos Holdings, Inc. Exhibit 99.1

CONFERENCE CALL INFORMATION
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on August 4, 2026. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until August 4, 2027.
ABOUT LEIDOS
Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 50,000 global employees, Leidos reported annual revenues of approximately $17.2 billion for the fiscal year ended January 2, 2026. For more information, visit www.leidos.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and spending, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments including the pending joint venture, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, potential future U.S. government shutdown and other or future delays in the U.S. government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our

Leidos Holdings, Inc. Exhibit 99.1	4

ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission (SEC), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of August 4, 2026. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Brandon Ver Velde
571.526.6124	571.526.6257
ir@leidos.com	brandon.p.vervelde@leidos.com

5	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share data)	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Revenues	$4,558	$4,253	$8,958	$8,498
Cost of revenues	3,741	3,471	7,380	6,959
Selling, general and administrative expenses	283	217	506	447
Acquisition, integration and restructuring costs	27	2	62	6
Equity earnings of non-consolidated subsidiaries	(7)	(8)	(12)	(15)
Operating income	514	571	1,022	1,101
Non-operating expense:
Interest expense, net	(69)	(55)	(124)	(104)
Other income (expense), net	6	2	(18)	(1)
Income before income taxes	451	518	880	996
Income tax expense	(95)	(125)	(189)	(238)
Net income	356	393	691	758
Less: net income attributable to non-controlling interest	2	2	9	4
Net income attributable to Leidos common stockholders	$354	$391	$682	$754
Earnings per share:
Basic	$2.81	$3.03	$5.41	$5.84
Diluted	2.81	3.01	5.37	5.80
Weighted average number of common shares outstanding:
Basic	126	129	126	129
Diluted	126	130	127	130
Cash dividends declared per share	$0.43	$0.40	$0.86	$0.80

Leidos Holdings, Inc. Exhibit 99.1	6

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)	July 3, 2026	January 2, 2026
Assets:
Cash and cash equivalents	$748	$1,108
Receivables, net	2,968	2,708
Inventory, net	94	342
Other current assets	493	656
Assets held for sale	943	—
Total current assets	5,246	4,814
Property, plant and equipment, net	900	961
Intangible assets, net	943	458
Goodwill	7,663	6,342
Operating lease right-of-use assets, net	491	526
Other long-term assets	389	392
Total assets	$15,632	$13,493
Liabilities:
Accounts payable and accrued liabilities	$2,180	$1,988
Accrued payroll and employee benefits	855	819
Current portion of long-term debt	22	20
Liabilities held for sale	163	—
Total current liabilities	3,220	2,827
Long-term debt, net of current portion	6,009	4,628
Operating lease liabilities	547	587
Other long-term liabilities	520	489
Total liabilities	10,296	8,531
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 125,492,013 and 126,380,657 shares issued and outstanding at July 3, 2026, and January 2, 2026, respectively	—	—
Additional paid-in capital	88	319
Retained earnings	5,219	4,647
Accumulated other comprehensive loss	(23)	(50)
Total Leidos stockholders’ equity	5,284	4,916
Non-controlling interest	52	46
Total stockholders' equity	5,336	4,962
Total liabilities and stockholders' equity	$15,632	$13,493

7	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(in millions)	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Cash flows from operations:
Net income	$356	$393	$691	$758
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	81	72	153	141
Stock-based compensation	26	25	51	46
Deferred income taxes	6	224	(2)	200
Net (gain) loss on pension plan settlement	(3)	—	20	—
Other	4	1	14	—
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	(33)	10	(193)	(236)
Other current assets and other long-term assets	35	(7)	38	(34)
Accounts payable and accrued liabilities and other long-term liabilities	43	(188)	97	(260)
Accrued payroll and employee benefits	188	155	34	7
Income taxes receivable/payable	90	(199)	191	(78)
Net cash provided by operating activities	793	486	1,094	544
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	—	(285)	(2,338)	(285)
Payments for property, equipment and software	(32)	(29)	(63)	(51)
Divestiture of a business	—	—	4	—
Net proceeds from sale of assets	4	—	4	—
Other	(10)	—	(4)	—
Net cash used in investing activities	(38)	(314)	(2,397)	(336)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	1,397	997
Repayments from commercial paper	(300)	—	—	—
Repayments of borrowings	(5)	(30)	(10)	(559)
Payments for debt issuance costs	—	—	(15)	(7)
Dividend payments	(55)	(52)	(110)	(105)
Repurchases of stock and other	(72)	(9)	(315)	(537)
Proceeds from issuances of stock	17	16	33	31
Net capital distributions to non-controlling interests	(1)	(2)	(3)	(7)
Other	(7)	(6)	(7)	(6)
Net cash (used in) provided by financing activities	(423)	(83)	970	(193)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1	7	—	14

Leidos Holdings, Inc. Exhibit 99.1	8

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS [CONTINUED]

	Three Months Ended		Six Months Ended
(in millions)	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified in current assets held for sale	333	96	(333)	29
Less: change in cash balances classified as assets held for sale	41	—	41	—
Net increase (decrease) in cash, cash equivalents and restricted cash	292	96	(374)	29
Cash, cash equivalents and restricted cash at beginning of period	538	924	1,204	991
Cash, cash equivalents and restricted cash at end of period	830	1,020	830	1,020
Less: restricted cash at end of period	82	90	82	90
Cash and cash equivalents at end of period	$748	$930	$748	$930

9	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

	Three Months Ended		Six Months Ended
(in millions)	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Revenues:
Intelligence & Digital	$1,499	$1,408	$3,012	$2,816
Health	1,086	1,175	2,274	2,363
Homeland	1,018	771	1,834	1,541
Defense	955	899	1,838	1,778
Total	$4,558	$4,253	$8,958	$8,498
Operating income (loss):
Intelligence & Digital	$142	$135	$288	$267
Health	254	303	538	591
Homeland	92	64	125	125
Defense	84	78	146	152
Corporate	(58)	(9)	(75)	(34)
Total	$514	$571	$1,022	$1,101
Operating income margin:
Intelligence & Digital	9.5%	9.6%	9.6%	9.5%
Health	23.4%	25.8%	23.7%	25.0%
Homeland	9.0%	8.3%	6.8%	8.1%
Defense	8.8%	8.7%	7.9%	8.5%
Total	11.3%	13.4%	11.4%	13.0%
Beginning fiscal 2026, we completed a realignment of our reporting structure, which resulted in the identification of four reportable segments: Intelligence & Digital, Health, Homeland and Defense. Additionally, we separately present the unallocable costs associated with corporate functions as Corporate. We commenced operating and reporting under the new organizational structure effective the first day of fiscal 2026. As a result of this change, prior year segment results have been recast to reflect the current reportable segment structure.
Intelligence & Digital
Intelligence & Digital revenues grew 6% year-over-year to $1.50 billion driven by recent contract awards and increased volumes for Intelligence Community mission support, as well as $9 million from Kudu Dynamics through May 23, 2026 (12 months from the close of the acquisition). Operating income margin was 9.5% compared to 9.6% in the prior year quarter, and non-GAAP operating income margin was 10.1%, unchanged from the prior year quarter.
Health
Health revenues of $1.09 billion decreased by 8% compared to the prior year quarter. Health operating income margin for the quarter was 23.4%, compared to 25.8% in the prior year quarter, and non-GAAP operating income margin was 23.8%, compared to 26.3% in the prior year quarter. The declines in revenues and margins were primarily driven by lower medical disability exam volumes.
Homeland
Homeland revenues of $1.02 billion increased by 32% compared to the prior year quarter. Revenue growth was driven by continued strong demand in the Air Traffic and Energy businesses, and included $141 million from the acquisition of ENTRUST Solutions. Operating income margin for the quarter was 9.0%, compared to 8.3% in the prior year quarter, and non-GAAP operating margin increased to 12.1% from 9.3% in the prior year quarter. Profitability enhancements were driven by a better mix of security products, as well as improved program performance and lower indirect expenses across the portfolio.

Leidos Holdings, Inc. Exhibit 99.1	10

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

Defense
Defense revenues of $955 million were up 6% compared to the prior year quarter led by increased demand for several defense tech product lines. Defense operating income margin for the quarter was 8.8%, compared to 8.7% in the prior year quarter, and non-GAAP operating margin was 9.9%, compared to 10.0% in the prior year quarter.

11	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
Backlog represents the revenues we expect to recognize under negotiated contracts and unissued task orders on sole source IDIQ contracts, to the extent we believe their execution and funding to be probable. Backlog does not include potential task orders expected to be awarded under multiple award IDIQ contracts.
Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts. Unfunded backlog represents all remaining value on task orders that is not funded, including options, that we expect to recognize as well as expected future task orders under sole source IDIQ contracts.
The estimated value of backlog as of the dates presented was as follows:

	July 3, 2026			July 4, 2025
(in millions)	Funded	Unfunded	Total	Funded	Unfunded	Total
Intelligence & Digital	$1,922	$16,492	$18,414	$1,667	$16,081	$17,748
Health	1,242	5,369	6,611	504	7,522	8,026
Homeland	3,669	6,261	9,930	2,918	6,920	9,838
Defense	3,390	10,366	13,756	2,033	8,565	10,598
Total	$10,223	$38,488	$48,711	$7,122	$39,088	$46,210
Backlog at July 3, 2026, includes amounts acquired as part of the Entrust transaction. As of March 27, 2026, the acquisition date, Entrust had $371 million of backlog that was included within the Homeland reportable segment.

Leidos Holdings, Inc. Exhibit 99.1	12

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
▶Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
▶Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets. We do not exclude the revenue associated with these acquired intangible assets from non-GAAP operating income.
▶Asset impairment charges – Represents impairments of long-lived intangible assets and other assets.
Non-GAAP non operating income is computed by excluding the discrete items from operating income and the following discrete items from non operating income.
▶Settlement loss on pension plan buy-out – Represents the settlement loss in connection with the buy-out of our UK defined benefit pension plan.
▶Acquisition related financing costs – Represents the cost associated with the termination of the bridge loan facility in connection with the acquisition of Entrust.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and non-GAAP non operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by operating activities by net income attributable to Leidos common stockholders.

13	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	July 3, 2026	July 4, 2025	Percent Change
Intelligence & Digital
Revenues, as reported	$1,499	$1,408	6.5%
Acquisition revenues(1)	9	—
Organic revenues	1,490	1,408	5.8%
Health
Revenues, as reported	1,086	1,175	(7.6)%
Homeland
Revenues, as reported	1,018	771	32.0%
Acquisition and divestiture revenues(1)(2)	141	9
Organic revenues	877	762	15.1%
Defense
Revenues, as reported	955	899	6.2%
Total Operations
Revenues, as reported	4,558	4,253	7.2%
Acquisition and divestiture revenues(1)(2)	150	9
Organic revenues	$4,408	$4,244	3.9%
(1)Current period acquisition revenues reflects revenues in the current as reported figures for 12 months from closing of each acquisition. Acquisition revenues for the three months ended July 3, 2026, for the Intelligence & Digital and Homeland segments includes Kudu Dynamics (acquired May 23, 2025) and Entrust (acquired March 27, 2026).
(2)Prior period divestiture revenues reflect revenues from assets subsequently divested. Divestiture revenues for the three months ended July 4, 2025, for the Homeland segment include an immaterial business not aligned to the Company's long term strategy (divested October 31, 2025).

Leidos Holdings, Inc. Exhibit 99.1	14

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended July 3, 2026:

	Three Months Ended July 3, 2026
	As reported	Acquisition, integration and restructuring costs (1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$514	$29	$40	$1	$584
Non-operating expense, net	(63)	—	—	—	(63)
Income before income taxes	451	29	40	1	521
Income tax expense(2)	(95)	(3)	(10)	—	(108)
Net income	356	26	30	1	413
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$354	$26	$30	$1	$411

Diluted EPS attributable to Leidos common stockholders(3)	$2.81	$0.21	$0.24	$0.01	$3.26
Diluted shares	126	126	126	126	126

	Three Months Ended July 3, 2026
	As reported	Acquisition, integration and restructuring costs (1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$356	$26	$30	$1	$413
Income tax expense(2)	95	3	10	—	108
Income before income taxes	451	29	40	1	521
Depreciation expense	41	—	—	—	41
Amortization of intangibles	40	—	(40)	—	—
Interest expense, net	69	—	—	—	69
Adjusted EBITDA	$601	$29	$—	$1	$631
Adjusted EBITDA margin	13.2%				13.8%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

15	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended July 4, 2025:

	Three Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Operating income	$571	$2	$32	$605
Non-operating expense, net	(53)	—	—	(53)
Income before income taxes	518	2	32	552
Income tax expense(1)	(125)	(1)	(7)	(133)
Net income	393	1	25	419
Less: net income attributable to non-controlling interest	2	—	—	2
Net income attributable to Leidos common stockholders	$391	$1	$25	$417

Diluted EPS attributable to Leidos common stockholders(2)	$3.01	$0.01	$0.19	$3.21
Diluted shares	130	130	130	130

	Three Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Net income	$393	$1	$25	$419
Income tax expense(1)	125	1	7	133
Income before income taxes	518	2	32	552
Depreciation expense	40	—	—	40
Amortization of intangibles	32	—	(32)	—
Interest expense, net	55	—	—	55
Adjusted EBITDA	$645	$2	$—	$647
Adjusted EBITDA margin	15.2%			15.2%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	16

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended July 3, 2026:

	Six Months Ended July 3, 2026
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Settlement loss on pension plan buy-out	Acquisition related financing costs	Non-GAAP results
Operating income	$1,022	$64	$70	$1	$—	$—	$1,157
Non-operating expense, net	(142)	—	—	—	23	5	(114)
Income before income taxes	880	64	70	1	23	5	1,043
Income tax expense(2)	(189)	(9)	(17)	—	(6)	(1)	(222)
Net income	691	55	53	$1	$17	$4	821
Less: net income attributable to non-controlling interest	9	—	—	—	—	—	9
Net income attributable to Leidos common stockholders	$682	$55	$53	$1	$17	$4	$812

Diluted EPS attributable to Leidos common stockholders(3)	$5.37	$0.43	$0.42	$0.01	$0.13	$0.03	$6.39
Diluted shares	127	127	127	127	127	127	127

	Six Months Ended July 3, 2026
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Settlement loss on pension plan buy-out	Acquisition related financing costs	Non-GAAP results
Net income	$691	$55	$53	$1	$17	$4	$821
Income tax expense(2)	189	9	17	—	6	1	222
Income before income taxes	880	64	70	1	23	5	1,043
Depreciation expense	83	—	—	—	—	—	83
Amortization of intangibles	70	—	(70)	—	—	—	—
Interest expense, net	124	—	—	—	—	(5)	119
Adjusted EBITDA	$1,157	$64	$—	$1	$23	$—	$1,245
Adjusted EBITDA margin	12.9%						13.9%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

17	Leidos Holdings, Inc. Exhibit 99.1

(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended July 4, 2025:

	Six Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP results
Operating income	$1,101	$7	$62	$1,170
Non-operating expense, net	(105)	—	—	(105)
Income before income taxes	996	7	62	1,065
Income tax expense(2)	(238)	(2)	(15)	(255)
Net income	758	5	47	810
Less: net loss attributable to non-controlling interest	4	—	—	4
Net income attributable to Leidos common stockholders	$754	$5	$47	$806

Diluted EPS attributable to Leidos common stockholders(3)	$5.80	$0.04	$0.36	$6.20
Diluted shares	130	130	130	130

	Six Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP results
Net income	$758	$5	$47	$810
Income tax expense(2)	238	2	15	255
Income before income taxes	996	7	62	1,065
Depreciation expense	79	—	—	79
Amortization of intangibles	62	—	(62)	—
Interest expense, net	104	—	—	104
Adjusted EBITDA	$1,241	$7	$—	$1,248
Adjusted EBITDA margin	14.6%			14.7%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	18

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended July 3, 2026
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$142	$1	$7	$1	$151	10.1%
Health	254	2	3	—	259	23.8%
Homeland	92	12	19	—	123	12.1%
Defense	84	—	11	—	95	9.9%
Corporate	(58)	14	—	—	(44)	NM
Total	$514	$29	$40	$1	$584	12.8%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations

	Three Months Ended July 4, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$135	$—	$7	$142	10.1%
Health	303	—	6	309	26.3%
Homeland	64	1	7	72	9.3%
Defense	78	—	12	90	10.0%
Corporate	(9)	1	—	(8)	NM
Total	$571	$2	$32	$605	14.2%

	Six Months Ended July 3, 2026
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$288	$2	$15	$1	$306	10.2%
Health	538	2	7	—	547	24.1%
Homeland	125	41	26	—	192	10.5%
Defense	146	—	22	—	168	9.1%
Corporate	(75)	19	—	—	(56)	NM
Total	$1,022	$64	$70	$1	$1,157	12.9%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

19	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Six Months Ended July 4, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$267	$—	$12	$279	9.9%
Health	591	—	12	603	25.5%
Homeland	125	5	14	144	9.3%
Defense	152	—	24	176	9.9%
Corporate	(34)	2	—	(32)	NM
Total	$1,101	$7	$62	$1,170	13.8%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

Leidos Holdings, Inc. Exhibit 99.1	20

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)
The following table presents the reconciliation of free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and free cash flow conversion ratios:

	Three Months Ended
	July 3, 2026	July 4, 2025
Net cash provided by operating activities	$793	$486
Payments for property, equipment and software	(32)	(29)
Non-GAAP free cash flow	$761	$457

Net income attributable to Leidos common stockholders	$354	$391
Acquisition, integration and restructuring costs(1)(2)	26	1
Amortization of acquired intangibles(1)	30	25
Asset impairment charges(1)	1	—
Non-GAAP net income attributable to Leidos common stockholders	$411	$417

Operating cash flow conversion ratio	224%	124%
Non-GAAP free cash flow conversion ratio	185%	110%
(1)After-tax expenses excluded from non-GAAP net income.
(2)Asset markdowns associated with restructuring activities for the three months ended July 3, 2026, were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

21	Leidos Holdings, Inc. Exhibit 99.1